UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. ____)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

AMBAC FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Ambac Responds to Canyon’s Misleading Compensation Analysis
NEW YORK, NY, May 5, 2016 -- Ambac Financial Group, Inc. (Nasdaq: AMBC) ("Ambac"), a holding company whose subsidiaries, including Ambac Assurance Corporation, provide financial guarantees and other financial services, issued the following statements regarding the latest presentation filed by Canyon Capital Advisors ("Canyon").
Canyon recently filed another presentation in its ongoing campaign to oust our Chairman, Jeffrey S. Stein. In this presentation, Canyon continues to mischaracterize the compensation of our President and CEO, Nader Tavakoli. The analysis below, which is based on the work of Frederic W. Cook & Co., Inc., a nationally recognized consulting firm that serves as independent compensation consultant to Ambac’s Compensation Committee, highlights a few of the ways in which Canyon’s repeated attacks misconstrue Mr. Tavakoli’s compensation.
Mr. Tavakoli's 2016 compensation consists of a one-time, time-based restricted stock unit (“RSU”) award with a total target value of $4,275,000, which vests ratably over three years and was granted as an inducement in connection with his appointment as permanent CEO, a base salary of $950,000, and an annual performance-based cash bonus and annual performance-based RSU award, each with a target value of $1.425M. Excluding the one-time RSU award, Mr. Tavakoli’s total 2016 compensation is $3.8M at target (less than half of the amount claimed by Canyon) and, even when the annualized value of the one-time, time-based RSU award, which is not part of Mr. Tavakoli’s ongoing compensation package, is included, the total of $5.2M at target is still substantially less than the amount claimed by Canyon.

•	Canyon misuses the one-time, time-based RSU award granted to Mr. Tavakoli in 2016 to inflate Mr. Tavakoli’s 2016 compensation.

◦
The one-time RSU award was an initial equity award granted to Mr. Tavakoli as an inducement for Mr. Tavakoli to accept the appointment as permanent CEO and is not part of Mr. Tavakoli’s ongoing compensation package.

◦
Canyon’s attack on Mr. Tavakoli’s 2016 target total direct compensation is premised on its overstatement of the amount of such compensation as $8.075M. That number includes the full grant date value of Mr. Tavakoli’s one-time RSU award, which vests over three years. When only the annualized value of this one-time RSU award is included, as would be the typical convention in analyzing such special grants, Mr. Tavakoli’s 2016 target total direct compensation is $5.2M, which is at the 68th percentile of Ambac’s selected peers.

◦
Canyon claims that the value of long-term equity awards granted to Mr. Tavakoli in 2016 is excessive relative to 2015 long-term awards for CEOs at certain of Ambac’s largest peers. The grant date value at target of Mr. Tavakoli’s 2016 long-term equity awards is $2.85M (including the annualized value, rather than the full value, of the one-time RSU award), which, contrary to Canyon’s assertion, is LESS than the grant date value at target for the 2015 LTI awards of the CEOs at each of the three Ambac peers referenced by Canyon.

•
Mr. Tavakoli’s compensation is performance-based. Canyon’s attempt to portray it as not is based on irrelevant technical points and compensation elements particular to Mr. Tavakoli’s role as interim CEO and transition to permanent CEO. Canyon simply ignores the significant performance-based elements of Mr. Tavakoli’s ongoing compensation package.

◦
This attack focuses on Mr. Tavakoli’s interim CEO cash compensation and one-time initial RSU award, focusing solely on tax-deductibility under IRC Section 162(m) and totally ignores the fact that, excluding base salary and the one-time RSU award, the balance of Mr. Tavakoli’s ongoing compensation is performance-based and he would not receive any value from such compensation if none of the minimum threshold performance goals are achieved.

◦	In addition, Mr. Tavakoli has further aligned his personal interests with Ambac by making aggregate out-of-pocket purchases of $2.4M of Ambac’s stock since becoming interim CEO in 2015.

•
Canyon’s assertion that Mr. Tavakoli is not required to work full-time for Ambac is not true. Mr. Tavakoli’s employment agreement requires him to devote sufficient time to the performance of his duties as President and CEO and the advancement of Ambac’s business and affairs, and prohibits him from accepting new outside business commitments (beyond his one existing board seat and one existing trusteeship) without the express approval of our board.
We strongly believe our compensation practices are appropriate and align our executives’ interests with those of shareholders. Canyon’s argument to the contrary is simply another misrepresentation in its prolonged, self-interested proxy fight against our company.
Important Information
Ambac Financial Group, Inc., ("Ambac") filed a definitive proxy statement with the Securities and Exchange Commission ("SEC") on April 20, 2016 in connection with its 2016 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED BY AMBAC WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov and through the website maintained by Ambac at http://ir.ambac.com.
Certain Information Regarding Participants
Ambac, its directors and certain of its officers and other employees may be deemed to be participants in the solicitation of Ambac's stockholders in connection with its 2016 annual meeting. Information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of these persons can be found in Ambac's definitive proxy statement for its 2016 Annual Meeting, which was filed with the SEC on April 20, 2016. To the extent holdings of Ambac’s securities by such persons have changed since the amounts printed in the 2016 definitive proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with Ambac’s 2016 Annual Meeting. Stockholders may obtain a free copy of the proxy statement and other documents filed by Ambac with the SEC from the sources listed above.
About Ambac
Ambac Financial Group, Inc. ("Ambac"), headquartered in New York City, is a holding company whose subsidiaries, including its principal operating subsidiary, Ambac Assurance Corporation ("AAC"), Everspan Financial Guarantee Corp., and Ambac Assurance UK Limited, provide financial guarantees and other financial services to clients in both the public and private sectors globally. Ambac Assurance, including the Segregated Account of Ambac Assurance (in rehabilitation), is a guarantor of public finance and structured finance obligations. Ambac is also selectively exploring opportunities involving the acquisition and/or development of new businesses. Ambac‘s common stock trades on the NASDAQ Global Select Market under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates to the status of certain primary residential mortgage backed securities litigations. For more information, please go to www.ambac.com.

2